Exhibit 99.1

NEWS RELEASE

Apache reports record North America onshore liquids production for first-quarter 2014 with 21 percent year-over-year growth

•	Total North America onshore liquids volumes achieves record of 198,500 barrels per day

•	Worldwide production averages 640,000 barrels of oil equivalent (boe) per day; 672,000 boe per day including discontinued operations

•	Earnings from continuing operations of $1.90 per diluted share/$753 million; adjusted earnings of $1.78 per share/$707 million*

•	Cash flow from operating activities of $2.3 billion; $2.2 billion from continuing operations before changes in working capital*

•	Repurchased an additional 5.9 million shares for $485 million during first-quarter 2014

HOUSTON, May 8, 2014 – Apache Corporation (NYSE, Nasdaq: APA) today announced first-quarter 2014 earnings from continuing operations of $753 million or $1.90 per diluted common share and adjusted earnings,* which exclude certain items that impact the comparability of results, of $707 million or $1.78 per share. For the same period in the prior year, Apache reported earnings from continuing operations of $759 million or $1.91 per diluted common share and adjusted earnings of $797 million or $2.00 per share. Net cash provided by operating activities totaled approximately $2.3 billion in first-quarter 2014, compared with $2.6 billion in the prior year, with cash from continuing operations before changes in operating assets and liabilities* totaling $2.2 billion, compared with $2.3 billion in first-quarter 2013.

“A record-setting performance by our Permian Region continues to drive strong overall results for the company,” said G. Steven Farris, chairman, chief executive officer and president of Apache. “We remained the most active driller in onshore North America, operating an average of 82 rigs during the quarter.”

Apache’s onshore North American liquids production increased 21 percent in first-quarter 2014 compared with the same period a year ago. The first-quarter 2014 average of 198,500 barrels per day for North American onshore liquids was up 6 percent compared with the fourth-quarter 2013.

APACHE REPORTS FIRST-QUARTER 2014 RESULTS — ADD 1

“We continued to strengthen our portfolio and build momentum toward a strong second half of 2014,” Farris said. “Apache intensified its focus on North America liquids production by completing the sale of our Argentina operations and selected conventional natural gas properties in Western Canada.

“We are currently testing new plays and completion ideas along the Gulf Coast and are encouraged by early results in Canada where a focus on liquids-rich plays contributed to a 10 percent increase in crude oil and natural gas liquids (NGLs) compared with the preceding quarter,” Farris said. “Internationally, we are on track for first oil from significant development projects offshore Australia later this year at the Balnaves and Coniston fields, and we announced two new discoveries at the Matruh and Shushan basins in Egypt’s Western Desert.”

Apache also returned additional capital to shareholders, purchasing 5.9 million shares of Apache common stock on the open market from January through March 2014.

First-quarter production and operating highlights

Highlights from first-quarter drilling include:

•	Total worldwide net daily production of oil, natural gas and NGLs averaged 640,000 boe per day. Including discontinued operations in Argentina, daily production averaged 672,000 boe per day. Liquids production comprised 58 percent of the total from continuing operations, up from 57 percent for the fourth-quarter 2013.

•	The Permian and Central regions increased liquids production 31,000 barrels per day over the prior-year period. Total production from the two regions averaged 239,000 boe per day.

•	The Permian Region achieved record production averaging 150,000 boe per day, up 25 percent from the prior-year period. The region averaged 38 rigs in operation during the quarter and spud 202 gross wells (80 horizontals).

APACHE REPORTS FIRST-QUARTER 2014 RESULTS — ADD 2

Oil and gas prices

Apache’s mix of hydrocarbon production during the first-quarter 2014 included approximately 48 percent crude oil and 10 percent NGLs. Crude oil and NGLs contributed 82 percent of the company’s revenue during the period.

Worldwide, Apache received an average price of $101.03 per barrel of crude oil during the first quarter compared with $102.42 per barrel in the prior-year period. Apache received an average price of $4.46 per thousand cubic feet (Mcf) of natural gas, compared with $3.77 per Mcf in the prior-year period.

About Apache

Apache Corporation is an oil and gas exploration and production company with operations in the United States, Canada, Egypt, the United Kingdom and Australia. Apache posts announcements, operational updates, investor information and copies of all press releases on its website, www.apachecorp.com, and on its Media and Investor Center mobile application, which is available for free download from the Apple App Store and the Google Play Store.

*	Adjusted earnings, cash from continuing operations before changes in operating assets and liabilities, and adjusted effective tax rate are non-GAAP measures. Please see reconciliations below. For supplemental financial and operational data and non-GAAP information, please go to http://www.apachecorp.com/financialdata.

Conference call

Apache will conduct a conference call to discuss its results and review its portfolio at 1 p.m. Central time Thursday, May 8. The conference call will be webcast from Apache’s website,

APACHE REPORTS FIRST-QUARTER 2014 RESULTS — ADD 3

www.apachecorp.com. The webcast replay will be archived on Apache’s website. The conference call will be available for delayed playback by telephone for one week beginning at approximately 4 p.m. Central time May 8. To access the telephone playback, dial 855-859-2056 or 404-537-3406 for international calls. The conference access code is 30665579.

Forward-looking statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods. These statements include, but are not limited to, statements about future plans, expectations and objectives for Apache’s operations, including statements about our drilling plans and production expectations, asset sales and monetizations and share repurchases. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See “Risk Factors” in our 2013 Form 10-K filed with the Securities and Exchange Commission for a discussion of risk factors that affect our business. Any forward-looking statement made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future development or otherwise, except as may be required by law.

Contacts

Media:	(713) 296-6100	Patrick Cassidy
	(713) 296-7276	Bill Mintz
	(713) 296-6662	Bob Dye

Investor:	(281) 302-2286	Castlen Kennedy
Christopher Cortez
Alicia Reis

Website: www.apachecorp.com

APACHE CORPORATION

STATEMENT OF CONSOLIDATED OPERATIONS

(In millions, except per share data)

	For the Quarter Ended March 31,
	2014	2013

REVENUES AND OTHER:
Oil revenues	$2,815	$3,192
Gas revenues	646	681
NGL revenues	186	148

Oil and gas production revenues	3,647	4,021
Derivative instrument gains (losses)	(20)	(100)
Other	48	25

	3,675	3,946

COSTS AND EXPENSES:
Depreciation, depletion and amortization
Oil and gas property and equipment
Recurring	1,109	1,210
Other assets	97	102
Asset retirement obligation accretion	44	63
Lease operating expenses	597	722
Gathering and transportation	70	73
Taxes other than income	181	229
General and administrative	119	112
Acquisitions, divestitures & transition	2	—
Financing costs, net	27	55

	2,246	2,566

INCOME BEFORE INCOME TAXES	1,429	1,380
Current income tax provision	416	497
Deferred income tax provision	162	105

INCOME FROM CONTINUING OPERATIONS INCLUDING NONCONTROLLING INTEREST	851	778
Loss from discontinued operations, net of tax	(517)	(61)

INCOME INCLUDING NONCONTROLLING INTEREST	334	717
Net income attributable to noncontrolling interest	98	—
Preferred stock dividends	—	19

NET INCOME ATTRIBUTABLE TO COMMON STOCK	$236	$698

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS
Net income from continuing operations attributable to common shareholders	$753	$759
Net income (loss) from discontinued operations	(517)	(61)

Net income attributable to common shareholders	$236	$698

BASIC NET INCOME (LOSS) PER COMMON SHARE:
Basic net income from continuing operations per share	$1.92	$1.94
Basic net loss from discontinued operations per share	(1.32)	(0.16)

Basic net income per share	$0.60	$1.78

DILUTED NET INCOME (LOSS) PER COMMON SHARE:
Diluted net income from continuing operations per share	$1.90	$1.91
Diluted net loss from discontinued operations per share	(1.30)	(0.15)

Diluted net income per share	$0.60	$1.76

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	394	392
Diluted	396	408

DIVIDENDS DECLARED PER COMMON SHARE	$0.25	$0.20

APACHE CORPORATION

SUMMARY OF CAPITAL COSTS INCURRED

(In millions)

	For the Quarter Ended March 31,
	2014	2013
CAPITAL EXPENDITURES:
Exploration & Development Costs
United States	$1,349	$1,269
Canada	269	258

North America	1,618	1,527

Egypt (1)	320	262
Australia	261	225
North Sea	227	177
Argentina	12	33
New Ventures - International	1	5

International (1)	821	702

Worldwide Exploration & Development Costs (1)	$2,439	$2,229

Gathering, Transmission and Processing Facilities
United States	$45	$18
Canada	102	30
Egypt (1)	15	19
Australia	168	180
Argentina	1	2
North Sea	1	—

Total Gathering, Transmission and Processing (1)	$332	$249

Asset Retirement Costs	$28	$134

Capitalized Interest (2)	$98	$93

Capital Expenditures, excluding Acquisitions (1)	$2,897	$2,705

Asset Retirement Costs - Acquired	$—	$53

Acquisitions	$2	$310

(1)	Includes capital costs attributable to noncontrolling interest in Egypt
(2)	Capitalized interest in both quarters includes Argentina discontinued operations of $3M

APACHE CORPORATION

SUMMARY BALANCE SHEET INFORMATION

(In millions)

	March 31, 2014	December 31, 2013

Cash and Cash Equivalents	$1,643	$1,906
Other Current Assets	3,820	4,460
Property and Equipment, net	52,752	52,421
Goodwill	1,369	1,369
Other Assets	1,537	1,481

Total Assets	$61,121	$61,637

Short-Term Debt	$—	$53
Other Current Liabilities	4,356	4,647
Long-Term Debt	9,673	9,672
Deferred Credits and Other Noncurrent Liabilities	11,915	11,872
Apache Shareholders’ Equity	33,082	33,396
Noncontrolling interest	2,095	1,997

Total Liabilities and Shareholders’ Equity	$61,121	$61,637

Common shares outstanding at end of period	390	396

APACHE CORPORATION

PRODUCTION INFORMATION

	For the Quarter Ended March 31,
	2014	2013

OIL VOLUME - Barrels per day
Central	21,686	20,526
Permian	88,327	67,900
Gulf of Mexico	6,266	7,235
Gulf Coast	10,975	9,977
GOM Shelf	697	43,625

United States	127,951	149,263
Canada	17,589	17,176

North America	145,540	166,439

Egypt (1)	88,093	91,315
Australia	16,825	20,001
North Sea	59,092	68,462

International (1)	164,010	179,778

Total (1)	309,550	346,217

NATURAL GAS VOLUME - Mcf per day
Central	260,298	277,025
Permian	215,860	185,713
Gulf of Mexico	16,123	31,136
Gulf Coast	99,242	105,412
GOM Shelf	1,162	254,405

United States	592,685	853,691
Canada	377,712	519,175

North America	970,397	1,372,866

Egypt (1)	377,357	365,612
Australia	215,792	214,395
North Sea	45,071	55,032

International (1)	638,220	635,039

Total (1)	1,608,617	2,007,905

NGL VOLUME - Barrels per day
Central	24,455	19,517
Permian	25,260	20,583
Gulf of Mexico	828	887
Gulf Coast	2,423	2,313
GOM Shelf	92	5,999

United States	53,058	49,299
Canada	7,769	6,663

North America	60,827	55,962

Egypt (1)	233	—
North Sea	1,091	1,494

International (1)	1,324	1,494

Total (1)	62,151	57,456

BOE per day
Central	89,524	86,215
Permian	149,564	119,435
Gulf of Mexico	9,781	13,311
Gulf Coast	29,939	29,859
GOM Shelf	982	92,024

United States	279,790	340,844
Canada	88,310	110,368

North America	368,100	451,212

Egypt (1)	151,219	152,250
Australia	52,790	55,734
North Sea	67,695	79,128

International (1)	271,704	287,112

Total (1)	639,804	738,324

Total excluding noncontrolling interest	589,860	738,324

(1) Includes production volume per day attributable to noncontrolling interest in Egypt

Oil (b/d)	29,066	—
Gas (mcf/d)	124,799	—
NGL (b/d)	78	—

Discontinued Operations - Argentina
Oil (b/d)	6,885	9,297
Gas (mcf/d)	141,352	188,259
NGL (b/d)	1,287	2,822
BOE/d	31,731	43,495

APACHE CORPORATION

PRICE INFORMATION

	For the Quarter Ended March 31,
	2014	2013

AVERAGE OIL PRICE PER BARREL
Central	$93.72	$88.15
Permian	93.76	82.78
Gulf of Mexico	101.44	110.47
Gulf Coast	101.87	111.03
GOM Shelf	NM	111.67
United States (1)	94.84	94.45
Canada	88.19	82.33
North America (1)	94.03	93.20
Egypt	106.70	110.99
Australia	112.26	112.35
North Sea	106.60	110.53
International	107.24	110.97
Total (1)	101.03	102.42

AVERAGE NATURAL GAS PRICE PER MCF
Central	$5.20	$3.73
Permian	4.78	3.77
Gulf of Mexico	5.23	3.40
Gulf Coast	4.93	3.55
GOM Shelf	NM	3.54
United States (1)	4.98	3.75
Canada	4.38	3.23
North America (1)	4.75	3.56
Egypt	3.02	2.95
Australia	4.42	4.94
North Sea	10.69	10.00
International	4.03	4.23
Total (1)	4.46	3.77

AVERAGE NGL PRICE PER BARREL
Central	$30.39	$26.54
Permian	31.46	25.71
Gulf of Mexico	32.00	34.68
Gulf Coast	35.90	33.69
GOM Shelf	NM	28.87
United States	30.81	26.96
Canada	42.09	32.15
North America	32.25	27.58
Egypt	64.34	—
North Sea	79.84	71.16
International	77.11	71.16
Total	33.20	28.71

Discontinued Operations - Argentina
Oil price ($/Bbl)	$72.70	$75.36
Gas price ($/Mcf)	3.04	3.18
NGL price ($/Bbl)	24.57	30.28

(1)	Prices reflect the impact of financial derivative hedging activities.

APACHE CORPORATION

NON-GAAP FINANCIAL MEASURES

(In millions, except per share data)

Reconciliation of income attributable to common stock to adjusted earnings:

The press release discusses Apache’s adjusted earnings. Adjusted earnings exclude certain items that management believes affect the comparability of operating results and are meaningful for the following reasons:

•	Management uses adjusted earnings to evaluate the company’s operational trends and performance relative to other oil and gas producing companies.

•	Management believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust reported company earnings for items that may obscure underlying fundamentals and trends.

•	The reconciling items below are the types of items management believes are frequently excluded by analysts when evaluating the operating trends and comparability of the company’s results.

	For the Quarter Ended March 31,
	2014	2013

Income Attributable to Common Stock (GAAP)	$236	$698

Adjustments:
Argentina discontinued operations, net of tax	$517	$61
Unrealized foreign currency fluctuation impact on deferred tax expense	7	(4)
Acquisitions, divestitures & transition costs	1	—
Deferred tax adjustments	(5)	11
Commodity derivative mark-to-market, net of tax	(49)	31

Adjusted Earnings (Non-GAAP)	$707	$797

Net Income per Common Share - Diluted (GAAP)	$0.60	$1.76

Adjustments:
Argentina discontinued operations, net of tax	1.30	0.15
Unrealized foreign currency fluctuation impact on deferred tax expense	0.02	(0.01)
Deferred tax adjustments	(0.01)	0.03
Commodity derivative mark-to-market, net of tax	(0.13)	0.07

Adjusted Earnings Per Share - Diluted (Non-GAAP)	$1.78	$2.00

Total income tax provision (GAAP)	$578	$602
Tax impact on commodity derivative mark-to-market	(27)	17
Foreign currency fluctuation impact on deferred tax expense	(7)	4
Deferred tax adjustments	5	(11)
Tax impact on acquisitions, divestitures & transition costs	1	—

Total income tax provision, net of adjustments	$550	$612

Effective Rate excluding Adjustments (Non-GAAP)	40.6%	42.9%

APACHE CORPORATION

NON-GAAP FINANCIAL MEASURES

(In millions, except per share data)

Reconciliation of net cash provided by operating activities to cash from continuing operations before changes in operating assets and liabilities:

The press release discusses Apache’s cash from operations before changes in operating assets and liabilities. It is presented because management believes the information is useful for investors because it is used internally and widely accepted by those following the oil and gas industry as a financial indicator of a company’s ability to generate cash to internally fund exploration and development activities, fund dividend programs, and service debt. It is also used by research analysts to value and compare oil and gas exploration and production companies, and is frequently included in published research when providing investment recommendations. Cash from operations before changes in operating assets and liabilities, therefore, is an additional measure of liquidity, but is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing, or financing activities.

The following table reconciles net cash provided by operating activities to cash from operations before changes in operating assets and liabilities.

	For the Quarter Ended March 31,
	2014	2013
Net cash provided by operating activities (GAAP)	$2,293	$2,621
Less: Discontinued operations	(82)	(64)

Net cash provided by operating activities excluding discontinued operations	$2,211	$2,557
Changes in operating assets and liabilities	11	(262)

Cash from continuing operations before changes in operating assets and liabilities	$2,222	$2,295